Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐  Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK, N.A.
(Exact name of Trustee as specified in its charter)
94-0304228
I.R.S. Employer Identification No.

400 California Street
San Francisco, California	94104

(Address of principal executive offices)	(Zip Code)
General Counsel
Union Bank, N.A.
400 California Street
Corporate Trust — 12th Floor
San Francisco, CA 94104
(415) 765-2945
(Name, address and telephone number of agent for service)
EXPRESS SCRIPTS, INC.
(Issuer with respect to the Securities)

Delaware	43-1420563

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Airport Holdings, LLC	New Jersey	75-3040465
Byfield Drug, Inc.	Massachusetts	01-0705518
Care Continuum, Inc.	Kentucky	61-1162797
CFI of New Jersey, Inc.	New Jersey	22-3114423
Chesapeake Infusion, Inc.	Florida	22-3835126
ConnectYourCare Company, LLC	Delaware	20-2996995
ConnectYourCare, LLC	Maryland	26-1274092
CuraScript, Inc.	Delaware	36-4369972
CuraScript PBM Services, Inc.	Delaware	36-4374570
Diversified Pharmaceutical Services, Inc.	Minnesota	41-1627938
ESI Claims, Inc.	Delaware	43-1869691
ESI Enterprises, LLC	Delaware	56-2356810
ESI-GP Holdings, Inc.	Delaware	43-1925556

ESI Mail Pharmacy Service, Inc.	Delaware	43-1867735
ESI Partnership	Delaware	43-1925562
ESI Realty, LLC	New Jersey	75-3040456
ESI Resources, Inc.	Minnesota	41-2006555
Express Scripts Canada Holding, Co.	Delaware	43-1942542
Express Scripts Pharmaceutical Procurement, LLC	Delaware	20-5826948
Express Scripts Sales Development Co.	Delaware	43-1832983
Express Scripts Senior Care, Inc.	Delaware	20-3126075
Express Scripts Senior Care Holdings, Inc.	Delaware	20-3126104
Express Scripts Specialty Distribution Services, Inc.	Delaware	43-1869712
Express Scripts Utilization Management Co.	Delaware	43-1869714
Freco, Inc.	Florida	02-0523249
Freedom Service Company, LLC	Florida	20-3229217
Healthbridge, Inc.	Delaware	26-2159005
Healthbridge Reimbursement and Product Support, Inc.	Massachusetts	04-2992335
iBiologic, Inc.	Delaware	20-0325621
IVTx, Inc.	Delaware	43-1794690
Lynnfield Compounding Center, Inc.	Florida	58-2593075
Lynnfield Drug, Inc.	Florida	04-354-6044
Matrix GPO LLC	Indiana	51-0500147
Mooresville On-Site Pharmacy, LLC	Delaware	26-1102625
MSC — Medical Services Company	Florida	59-2997634
National Prescription Administrators, Inc.	New Jersey	22-2230703
NextRx Sub I, LLC	Delaware	27-0255687
NextRx Sub II, LLC	Delaware	27-0255828
NextRx Sub III, LLC	Delaware	27-0255972
Phoenix Marketing Group, LLC	Delaware	26-0041070
Priorityhealthcare.com, Inc.	Florida	59-3573515
Priority Healthcare Corporation	Indiana	35-1927379
Priority Healthcare Corporation West	Nevada	88-0445494
Priority Healthcare Distribution, Inc.	Florida	59-3761140
Priority Healthcare Pharmacy, Inc.	Florida	59-3099905
Sinuspharmacy, Inc.	Florida	56-2394216
Specialty Infusion Pharmacy, Inc.	Florida	74-3105470
Spectracare, Inc.	Kentucky	61-1147068
Spectracare Health Care Ventures, Inc.	Kentucky	61-1317695
Spectracare of Indiana	Indiana	35-1807559
Spectracare Infusion Pharmacy, Inc.	Kentucky	61-1147067
Speedy Re-employment, LLC	Florida	20-0551334
Value Health, Inc.	Delaware	06-1194838
YourPharmacy.com, Inc.	Delaware	43-1842584

One Express Way St. Louis, Missouri	63121

(Address of Principal Executive Offices)	(Zip Code)
Debt Securities
(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Office of the Comptroller of the Currency Washington, D.C. 20219
b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable

9.	Not Applicable
* Incorporated by reference to exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated March 17, 2003 of Star Gas Partners, L.P. file number 333-103873.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 29th day of May, 2009.

Union Bank, N.A.
By:	/S/ Patricia Phillips-Coward
Patricia Phillips-Coward Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT
May 29, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the proposed issuance of debt securities of Express Scripts, Inc., the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely, Union Bank, N.A.
By:	/S/ Patricia Phillips-Coward
Patricia Phillips-Coward Vice President

Exhibit 7

Consolidated Report of Condition of
Union Bank, National Association
of San Francisco in the State of California, at the close of business December 31, 2008, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541
BALANCE SHEET

Dollar Amounts
In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,568,573
Interest-bearing balances	2,872,698
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,183,431
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices`	23,000
Securities purchased under agreements to resell	40,069
Loans and lease financing receivables:
Loans and leases held for sale	22,381
Loans and leases, net of unearned income	49,139,282
LESS: Allowance for loan and lease losses	724,654
Loans and leases, net of unearned income and allowance	48,414,628
Trading assets	1,268,629
Premises and fixed assets	680,004
Other real estate owned	20,214
Investments in unconsolidated subsidiaries and associated companies	0
Intangible assets:
Goodwill	2,369,326
Other intangible assets	713,893
Other assets	3,559,759

Total assets	69,736,605

Exhibit 7

Dollar Amounts
In Thousands
LIABILITIES

Deposits:
In domestic offices	44,059,954
Noninterest-bearing	13,568,866
Interest-bearing	30,491,088
In foreign offices, Edge and Agreement subsidiaries, and IBFs	3,331,346
Noninterest-bearing	0
Interest-bearing	3,331,346
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	112,684
Securities sold under agreements to repurchase	60,074
Trading liabilities	1,087,311
Other borrowed money	11,222,597
Subordinated notes and debentures	810,558
Subordinated notes payable to unconsolidated trusts issuing trust preferred securities, and trust preferred securities issued by consolidated special purpose entities
Other liabilities	1,664,375
Total liabilities	62,348,899

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	4,795,417
Retained earnings	2,799,463
Accumulated other comprehensive income	-811,751
Other equity capital components	0

Total equity capital	7,387,706

Total liabilities, minority interest, and equity capital	69,736,605